EX-35 (b)
SERVICER COMPLIANCE STATEMENT


Re: MASTR SECOND LIEN TRUST 2006-1, Mortgage Pass-Through Certificates, Series 2006-1, issued pursuant to a Pooling and Servicing Agreement dated as of February 1, 2006, among Mortgage Asset Securitization Transactions, Inc., (the "Depositor"), UBS Real Estate Securities, Inc., Wells Fargo Bank, N.A., (the "Master Servicer"), Trust Administrator and Custodian, and The Bank of New York as successor to JPMorgan Chase Bank, National Association, f/k/a JPMorgan Chase Bank, as Trustee (the "Trustee").


This Certificate is being delivered pursuant to Section 12.04 of the Servicing Agreement dated as of August 1, 2005, between Irwin Union Bank and Trust Company (the "Servicer") and UBS Real Estate Securities Inc. (the "Owner"), (as amended by (i) Amendment One to the Servicing Agreement dated as of February 2, 2006, by and between the Owner and the Servicer, and (ii) an Assignment, Assumption and Recognition Agreement dated as of February 24, 2006, among the Owner as Assignor, the Depositor and the Servicer, together, and as such agreement may be amended, supplemented or otherwise modified from time to time, the "Servicing Agreement")). Capitalized terms used but not defined herein have the meanings ascribed to them in the Servicing Agreement.

I certify to the Trustee, the Depositor and the Master Servicer, and their respective officers, directors and affiliates, with the knowledge and intent that they will rely upon this certification, that:

A.      I am a duly authorized officer of the Servicer;

B.      The Servicer is the Servicer under the Servicing Agreement;

C. A review of the activities of the Servicer during 2006 and of its performance under the Servicing Agreement has been made under my supervision; and

D. To the best of my knowledge, based on the above-mentioned review, the Servicer has fulfilled all of its obligations under the Servicing Agreement and any applicable Reconstitution Agreements in all material respects throughout 2006, with the exception of the Servicer's failure to prepare bank account reconciliations within 30 days after the bank statement cutoff date.

IN WITNESS WHEREOF, the Servicer has caused this Certificate to be executed and delivered on its behalf by its duly authorized officer on this 1st day of March 2007.

IRWIN UNION BANK AND TRUST COMPANY


Attest: /s/ Barbara Snethen
Barbara Snethen
Assistant Secretary -
Home Equity Lending

By: /s/ Joan McDaniel
Joan McDaniel
Vice President, Loan Servicing and Asset
Resolution - Home Equity Lending